                                                                    Exhibit 10.1





                            ASSET PURCHASE AGREEMENT






                                  BY AND AMONG




                                  RMI.NET, INC.




                                       AND




                             AIS NETWORK CORPORATION


                                       AND


                         THE INDIVIDUALS WHOSE NAMES ARE
                          ON THE SIGNATURE PAGE HERETO






                                DECEMBER 23, 1999




                                TABLE OF CONTENTS

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 1. DEFINITIONS ..................................................................................................1

 2. BASIC TRANSACTION ............................................................................................6

    (a) Purchase and Sale of Acquired Assets .....................................................................6

    (b) Assumption of Liabilities ................................................................................6

    (c) Purchase Price ...........................................................................................6

    (d) Adjustment to Purchase Price .............................................................................8

    (e) The Closing ..............................................................................................9

    (f) Deliveries at the Closing ................................................................................9

    (g) Allocation ..............................................................................................10

 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER ................................................................10

    (a) Organization of the Seller ..............................................................................10

    (b) Authorization of Transaction ............................................................................10

    (c) Noncontravention ........................................................................................10

    (d) Brokers' Fees ...........................................................................................11

    (e) Title to Acquired Assets ................................................................................11

    (f) Financial Statements ....................................................................................11

    (g) Events Subsequent to Most Recent Month End ..............................................................11

    (h) Undisclosed Liabilities .................................................................................11

    (i) Legal Compliance ........................................................................................12

    (j) Tax Matters .............................................................................................12

    (k) Real Property ...........................................................................................12

    (l) Intellectual Property ...................................................................................13

    (m) Tangible Assets .........................................................................................13

    (n) Contracts ...............................................................................................13

    (o) Insurance ...............................................................................................14

    (p) Litigation ..............................................................................................14

    (q) Warranties ..............................................................................................14

    (r) Guaranties ..............................................................................................14

    (s) State PUC Authorizations and FCC Authorizations .........................................................14

    (t) Employees ...............................................................................................14

    (u) Employee Benefits .......................................................................................15


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                                         TABLE OF CONTENTS (CONTINUED)
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    (v) Environmental, Health, and Safety Matters ...............................................................15

    (w) Disclosure ..............................................................................................15

    (x) Disclaimer of Other Representations and Warranties ......................................................15

 4. REPRESENTATIONS AND WARRANTIES OF THE BUYER .................................................................15

    (a) Organization of the Buyer ...............................................................................15

    (b) Authorization of Transaction ............................................................................15

    (c) Noncontravention ........................................................................................15

    (d) SEC Filings .............................................................................................16

    (e) Buyer Shares ............................................................................................16

    (f) Brokers' Fees ...........................................................................................16

    (g) Disclosure ..............................................................................................16

 5. PRE-CLOSING COVENANTS .......................................................................................17

    (a) General .................................................................................................17

    (b) Notices and Consents ....................................................................................17

    (c) Operation of the Acquired Assets ........................................................................17

    (d) Preservation of Business ................................................................................17

    (e) Full Access .............................................................................................17

    (f) Notice of Developments ..................................................................................17

    (g) Exclusivity .............................................................................................17

    (h) Legend ..................................................................................................18

    (i) Registration Rights Agreement ...........................................................................18

 6. CONDITIONS TO OBLIGATION TO CLOSE ...........................................................................18

    (a) Conditions to Obligation of the Buyer ...................................................................19

    (b) Conditions to Obligation of the Seller ..................................................................20

 7. TERMINATION .................................................................................................21

    (a) Termination of Agreement ................................................................................21

    (b) Effect of Termination ...................................................................................22

 8. POST-CLOSING COVENANTS ......................................................................................22

    (a) General .................................................................................................22

    (b) Litigation Support ......................................................................................22

    (c) Transition ..............................................................................................22

    (d) Confidentiality .........................................................................................23


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                                         TABLE OF CONTENTS (CONTINUED)
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    (e) Covenant Not to Compete .................................................................................23

    (f) Survival of Representations and Warranties ..............................................................24

    (g) Third Party Consents ....................................................................................24

    (h) Indemnification Provisions for Benefit of the Buyer .....................................................24

    (i) Indemnification Provisions for Benefit of the Seller ....................................................25

    (j) Matters Involving Third Parties .........................................................................26

    (k) Limitations on Indemnification Obligations ..............................................................27

9. ADDITIONAL AGREEMENT .........................................................................................27

    (a) Escrow Agreement ........................................................................................27

    (b) Tax-Free Reorganization .................................................................................28

    (c) Liquidation of the Seller ...............................................................................28

10. MISCELLANEOUS ...............................................................................................28

    (a) Press Releases and Public Announcements .................................................................28

    (b) No Third-Party Beneficiaries ............................................................................28

    (c) Entire Agreement ........................................................................................28

    (d) Succession and Assignment ...............................................................................28

    (e) Counterparts ............................................................................................29

    (f) Headings ................................................................................................29

    (g) Notices .................................................................................................29

    (h) Governing Law ...........................................................................................30

    (i) Arbitration .............................................................................................30

    (j) Amendments and Waivers ..................................................................................31

    (k) Severability ............................................................................................31

    (l) Expenses ................................................................................................31

    (m) Representative ..........................................................................................31

    (n) Construction ............................................................................................31

    (o) Incorporation of Exhibits and Schedules .................................................................32

    (p) Specific Performance; Indemnification Sole Remedy for Damages ...........................................32


Exhibit A -- Acquired Assets
         Exhibit A-1 -- Customer Contracts and Customer List
         Exhibit A-2 -- Supplier Contracts and Supplier List
         Exhibit A-3 -- Tangible Assets

         Exhibit A-4 -- Inventory
         Exhibit A-5 -- Accounts Receivable

Exhibit B -- Lockup Agreement

Exhibit C -- Bill of Sale

Exhibit D -- Assignment and Assumption of Contracts

Exhibit E -- Financial Statements

Exhibit F -- PUC and FCC Authorizations

Exhibit G -- Registration Rights Agreement

Exhibit H -- Opinion of Counsel to Seller

Exhibit I -- Opinion of Counsel to Buyer

Exhibit J -- Escrow Agreement

Disclosure Schedules

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is entered into as of this 23rd day of December, 1999, by and among RMI.NET, INC., a Delaware corporation (the "Buyer") and AIS NETWORK CORPORATION, an Illinois corporation and the shareholders whose names are on the signature page hereto (collectively, the "Seller"). The Buyer and Seller are sometimes referred to collectively herein as the "Parties".

         This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets of the Seller in return for the consideration hereinafter set forth.

         The Parties intend that the transaction contemplated by this Agreement constitute a tax-free reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. DEFINITIONS.

         "ACQUIRED ASSETS" means all right, title, and interest in and to the assets of the Sellers set forth on Exhibit A hereto.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorney's fees and expenses involving or relating to the Acquired Assets.

         "ASSIGNMENT AND ASSUMPTION OF CONTRACTS" is attached hereto as
Exhibit D.

         "ASSUMED LIABILITIES" means (a) all obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets, and (b) all other Liabilities and obligations of the Seller set forth in an appendix to the Disclosure Schedule under an express statement (that the Buyer has initialed) to the effect that the definition of Assumed Liabilities will include the Liabilities and obligations so disclosed; PROVIDED, HOWEVER, that the Assumed Liabilities shall not include (i) any Liability of the Seller for Taxes (except for transfer taxes, if any, in connection with the sale of the Acquired Assets),
(ii) any Liability of the Seller for the unpaid Taxes of any Person (other than of the Seller) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligations of the Seller to indemnify any Person (including any of the Seller's stockholders) by reason of the fact that such Person

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was a director, officer, employee, or agent of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statue, charter document, bylaw, agreement, or otherwise), (iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (v) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

         "BILL OF SALE" means the Bill of Sale attached hereto as Exhibit C.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER SHARE" means any share of the common stock, $0.001 par value per share, of the Buyer.

         "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CLOSING" has the meaning set forth in Section 2(e) below.

         "CLOSING DATE" has the meaning set forth in Section 2(e) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Parties that is not (i) already generally available to the public, (ii) available to the other Party on a non-confidential basis from a source which is not bound by a confidentiality obligation, or (iii) already known by the other Party.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

         "DISTRIBUTEES" has the meaning set forth in Section 2(c)(iv) below.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all present federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each entity which is treated as a single employer with Sellers for purposes of ERISA Section 414.

         "ESCROW AGENT" has the meaning set forth in Section 2(c)(iii) below.

         "ESCROW AGREEMENT" has the meaning set forth in Section 9 below.

         "ESCROW FUND" has the meaning set forth in Section 9 below.

         "ESCROW PERIOD" has the meaning set forth in Section 2(c)(iii) below.

         "ESCROW SHARES" has the meaning set forth in Section 2(c)(iii) below.

         "FCC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by the Federal Communications Commission or similar federal governmental agency to provide the telecommunications services currently provided by the Seller and to conduct its business as it is currently conducted.

         "FINAL DISBURSEMENT" has the meaning set forth in Section 2(c)(ii) below.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3(f) below.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "INITIAL DISBURSEMENT" has the meaning set forth in Section 2(c)(i) below.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LIABILITY" OR "LIABILITIES" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 3(f) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 3(f) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3(f) below.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

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         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PRE-CLOSING REVENUE" has the meaning set forth in Section 2(d) below.

         "POST-CLOSING REVENUE" has the meaning set forth in Section 2(d) below.

         "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

         "RECURRING REVENUE RATE" has the meaning set forth in Section 2(d) below.

         "REGISTERED SHARES" has the meaning set forth in Section 2(c)(v) below.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC FILINGS" has the meaning set forth in set forth in Section 4(d) below.

         "SECURITIES ACT"  means the Securities Act of 1933, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the preface above.

         "STATE PUC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by any state or local regulatory authority to provide the telecommunications services currently provided by the Seller and to conduct its business as it is currently conducted.

         "TANGIBLE ASSETS" has the meaning set forth in Section 3(m) below.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2. BASIC TRANSACTION.

                  (a) PURCHASE AND SALE OF ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing, for the consideration specified below in this Section 2.

                  (b) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

                  (c) PURCHASE PRICE. In exchange for the Acquired Assets, the Buyer agrees to pay to the Seller $3,780,000 (the "Purchase Price"), subject to adjustment in accordance with Sections 2(d)(i) and 2(d)(ii) below:

                           i. At the Closing, Buyer will issue to the Seller
                  that number of the Buyer Shares equal to eighty percent (80%) of the Purchase Price (the "Initial Disbursement") divided by the average closing price per share of the Buyer Shares for the five (5) day period ending on the day prior to the Closing Date (the "Closing Price"). The Initial Disbursement set forth herein is subject to adjustment in accordance with Section 2(d)(i) below and a lock-up agreement in accordance with
                  Section 2(c)(vi) below.

                           ii. On the first anniversary of the Closing, the
                  Buyer will issue to the Seller that number of the Buyer Shares equal to ten percent (10%) of the Purchase Price (the "Final Disbursement") divided by the Closing Price. The Final Disbursement set forth herein is subject to adjustment in accordance with Sections 2(d)(i) and 2(d)(ii) below.

                           iii. At and as of the Closing Date, to secure the
                  obligations under Section 8 below, and as more fully described in Section 9 below, the Buyer shall deposit with an escrow agent (the "Escrow Agent") the Buyer Shares equal to ten percent (10%) of the Purchase Price divided by the Closing Price (the "Escrow Shares"), which Escrow Shares shall be held by the Escrow Agent for eighteen (18) months following the Closing Date (the "Escrow Period"). The Escrow Shares shall be registered under the

                  Securities Act ninety (90) days prior to the expiration of the Escrow Period.

                           iv. The number of shares of Buyer Shares to be issued
                  pursuant to Sections 2(c)(i) and 2(c)(ii) above shall be allocated among and distributed by the Seller to itself and its shareholders, officers and directors (the "Distributees") as determined by the Seller in its sole and absolute discretion.

                           v. Forty percent (40%) of the Buyer's Shares
                  issued pursuant to Section 2(c)(i) and the Buyer's Shares issued pursuant to Section 2(c)(ii) above will be registered under the Securities Act (the "Registered Shares") pursuant to an effective registration statement under the Securities Act (the "Registration Statement"). Subject to the provisions of Rule 145 of the Securities Act ("Rule 145") of 1933, as amended, the Distributees shall be allowed to sell, trade and otherwise transfer the Registered Shares; PROVIDED, HOWEVER, that the Distributees may not sell, trade or otherwise transfer more than 4,000 of such Registered Shares in any one trading day, and the Distributees may not sell, trade or otherwise transfer any such Registered Shares during the first 30 minutes and the final 30 minutes of any trading day. With respect to the Registered Shares, Buyer shall: (A) make available "current public information" about itself within the meaning of subsection (c)(1) of Rule 144 ("Rule 144") promulgated by the SEC under the Securities Act to the extent necessary to facilitate resales of the Registered Shares pursuant to Rule 145(d) or any successor rule; (B) remove stop transfer instructions on and restrictive legends, it any, from certificates representing the Registered Shares to the extent that either (i) the Registered Shares are sold in accordance herewith and Rule 145, or (ii) the Distributees are eligible to sell the Buyer's Shares pursuant to Rule 144 or any successor rule; (C) to the extent required by law, prepare as soon as reasonably practicable after the Closing a prospectus supplement, current report of Form 8-K and amendments, or post-effective amendment to the Acquisition Shelf Registration Statement that would permit the offer and resale of the Registered Shares from time to time by the Distributees; (D) use its commercially reasonable efforts to list the Registered Shares for trading on the NASDAQ -- National Market System; (E) furnish to the Distributees a reasonable number of prospectuses under the registration statement to enable the Distributees to comply with any prospectus under the registration statement to enable the Distributees to comply with any prospectus delivery requirements under the Securities Act; and (F) pay all expenses, including legal and accounting fees, in connection with the preparation, filing and maintenance of the Registration Statement,

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

                  including amendments thereto, the issuance of certificates representing the Registered Shares, and other expenses incurred by Buyer in meeting its obligations set forth in this Section 2(c); provided that the Seller will pay all expenses and fees incurred by its own counsel and consultants.

                           vi. The number of Buyer's Shares issued pursuant to
                  Section 2(c)(i) above equal to forty percent (40%) of the Purchase Price divided by the Closing Price will be subject to a lockup agreement (collectively, the "Lockup Shares") in the form attached hereto as Exhibit B attached hereto (the "Lockup Agreement") for a period of twelve (12) months from the date of issuance. The Lockup Shares shall be registered under the Security Act on or prior o the date of the expiration of the Lockup Period.

                  (d) ADJUSTMENT TO PURCHASE PRICE. The Purchase Price set forth in Section 2(c) above is based upon an monthly recurring revenue rate directly derived from the Acquired Assets of $175,000, which revenue has been determined, for purposes of this Agreement, through accrual based accounting in accordance with GAAP for revenues that (i) recur each month on a customer-specific and plan-type basis; (ii) have been properly recognized during that month for network integration and web development services; and (iii) that do not include such non-recurring items as hardware and software sales, setup fees or other one-time service charges, or overages (the "Recurring Revenue Rate").

                           i. In the event that the monthly revenue rate
                  directly derived from the Acquired Assets for the one (1) month period immediately preceding the Closing (the "Pre-Closing Revenue") is less or more than the Recurring Revenue Rate, the Purchase Price shall be reduced or increased by $21.60 for each dollar that the Pre-Closing Revenue is less or more than the Recurring Revenue Rate.

                           ii. In the event that the average monthly revenue
                  rate directly derived from the Acquired Assets for the six (6) month period from June 1, 2000 to November 30, 2000 (the "Post-Closing Revenue") is less than the Recurring Revenue Rate, the Final Disbursement shall be reduced by $21.60 for each dollar that the Post-Closing Revenue is less than the Recurring Revenue Rate; provided, however, that the amount of such reduction shall not exceed the aggregate value of the Final Disbursement, i.e. ten percent (10%) of the Purchase Price.

                           iii. No later than thirty (30) days following the
                  first anniversary of the Closing, the Buyer will prepare and deliver to the Seller a computation of the Post-Closing Revenue (the "Post-Closing Revenue Statement"), all in accordance with the same principles utilized in determining the Recurring Revenue Rate. If within twenty (20) days following delivery of the Post-Closing Revenue Statement, the Seller has not given the Buyer notice of the Seller's objection to the computation of the Post-Closing Revenue as set forth in the Post-Closing Revenue Statement (such notice to contain a statement in reasonable detail of the nature of the Seller's objection), then the Post-Closing Revenue reflected in the Post-Closing Revenue Statement will be deemed mutually agreed by the Buyer and the Seller. If the Seller shall have given such notice of objection in a timely manner, then the parties agree to negotiate in good faith for ten (10) days in order to resolve any dispute regarding the computation of the Post-Closing Revenue. At the end of this ten-day period, if the matter has still not been resolved, then the issues in dispute will be submitted to a "Big Five" accounting firm mutually acceptable to the Buyer and the Seller (the "Accountants") for resolution. If issues in dispute are submitted to the Accountants for resolution: (A) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (B) the Accountants will be instructed to determine the Post-Closing Revenue based upon their resolution of the issues in dispute; (C) such determination by the Accountants of the Post-Closing Revenue, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (D) the Buyer and the Seller shall each bear 50% of the fees and expenses of the Accountants for such determination.

                  (e) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by in presence or by telephone conference call, or at the corporate headquarters of the Buyer, 999 18th Street, North Tower, 22nd Floor, Denver, Colorado 80202, commencing at a mutually convenient time on the earlier of (i) the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or (ii) December 30, 1999 (the "Closing Date"); PROVIDED, HOWEVER, that the Closing Date may be extended upon mutual written agreement of the Parties.

                  (f) DELIVERIES AT THE CLOSING. At the Closing: (i) the Buyer will deliver to the Seller (A) the various certificates, instruments, and documents referred to in Section 6 below, (B) the Purchase Price specified in Sections 2(c)(i) through 2(c)(iii), and (C) a mutually acceptable employment agreement for Mr. Daniel

         Lundahl; (ii) the Seller will deliver to the Buyer (A) the various certificates, instruments, and documents referred to in Section 6 below, (B) the Bill of Sale in the form attached hereto as Exhibit C, and (C) the Assignment and Assumption of Contracts in the form attached hereto as Exhibit D; and (iii) each Party shall deliver such other instruments of sale, transfer, conveyance, and assignment as the other Party and its counsel reasonably may request.

                  (g) ALLOCATION. The Parties agree, to the extent permitted by or not otherwise in violation of applicable law, that the Buyer may allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in the most tax-efficient manner available to the Buyer.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3:

                  (a) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois.

                  (b) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, all individuals who are signatories to this Agreement have been duly authorized to execute, deliver, and cause the Seller to perform this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or any provision of the articles of incorporation or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (d) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated, and the Buyer shall have no Liability whatsoever to any such broker.

                  (e) TITLE TO ACQUIRED ASSETS. As of the date of Closing, the Seller shall provide to the Buyer good and marketable title to all of the Acquired Assets, free and clear of any Liabilities, including all debts, obligations, claims, limitations, liens, Security Interests, restrictions on transfer, and/or any other encumbrances whatsoever. The Acquired Assets comprise all assets of the Seller relating to the Seller's Internet and web-related businesses.

                  (f) FINANCIAL STATEMENTS. Attached hereto as Exhibit E are the following financial statements of the Seller (collectively, the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow relating to the Acquired Assets as of and for the calendar years ended December 31, 1998 (the "Most Recent Fiscal Year End"); (ii) unaudited consolidated balance sheet and statements of income, changes in shareholders' equity, and cash flow relating to the Acquired Assets as of and for the periods ended September 30, 1999 and September 30, 1998; and unaudited balance sheet and statement of income for the one-month period ended November 30, 1999 (the "Most Recent Month End") (collectively, the "Most Recent Financial Statements"). The Most Recent Financial Statements (without any notes thereto) have been prepared in accordance with GAAP on a consistent basis throughout the periods covered thereby, and fairly represent the financial condition and results of operations of the Seller for the periods covered thereby.

                  (g) EVENTS SUBSEQUENT TO MOST RECENT MONTH END. Since the Most Recent Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Acquired Assets of the Seller.

                  (h) UNDISCLOSED LIABILITIES. The Seller has no Liability with respect to (i) the Acquired Assets (and, to the Knowledge of the Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for Liabilities set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) and
         (ii) Liabilities related to the Acquired Assets which have arisen after the Most Recent Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

                  (i) LEGAL COMPLIANCE. The Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), with respect to the Acquired Assets, including all State PUC Authorizations and the FCC Authorizations, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  (j) TAX MATTERS. The Seller has timely filed all Tax Returns with respect to the ownership and operation of the Acquired Assets and paid all Taxes due thereunder, and no Liability exists for any unpaid Taxes relative to the Acquired Assets prior to the Closing.

                  (k) REAL PROPERTY. The Seller does not own any interest in any real property related to the Acquired Assets. Section 3(k) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller related to the Acquired Assets. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(k) of the Disclosure Schedule (as amended to date). Other than such leases or subleases, the Acquired Assets do not include any real property or any interest therein. With respect to each lease and sublease listed in Section 3(k) of the Disclosure Schedule:

                           i. the lease or sublease is legal, valid, binding,
                  enforceable, and in full force and effect, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a material adverse effect on the financial condition of the Company;

                           ii. the lease or sublease will continue to be legal,
                  valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a material adverse effect on the financial condition of the Company;

                           iii. the Seller is not and, to the Knowledge of the
                  Seller, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           iv. no party to the lease or sublease has repudiated
                  any provision thereof;

                           v. there are no disputes, oral agreements, or
                  forbearance programs in effect as to the lease or sublease;

                           vi. with respect to each sublease, the
                  representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                           vii. the Company has not assigned, transferred,
                  conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           viii. to the Knowledge of the Seller, all facilities
                  leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                           ix. all facilities leased or subleased thereunder are
                  supplied with utilities and other services necessary for the operation of said facilities.

                  (l) INTELLECTUAL PROPERTY. The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Acquired Assets as presently operated, free and clear of any Security Interests, Liabilities or other restrictions.

                  (m) TANGIBLE ASSETS. The Seller owns all tangible assets set forth in Exhibit A-3 (the "Tangible Assets"). Each such Tangible Asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  (n) CONTRACTS. Except as set forth in Section 3(n) of the Disclosure Schedule, no material contracts or other agreements exist relating to the Acquired Assets to which the Seller is a party

                  (o) INSURANCE. The Acquired Assets have been, and will be until the Closing Date, covered by an insurance policy (providing property, casualty, and liability coverage) adequately insuring the Acquired Assets.

                  (p) LITIGATION. The Seller (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, relative to the Acquired Assets, nor (ii) is it a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator with respect to the Acquired Assets. The Seller does not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller relative to the Acquired Assets.

                  (q) WARRANTIES. No product or service sold, leased, or delivered by the Seller with respect to the Acquired Assets is subject to any guaranty, warranty, or other indemnity.

                  (r) GUARANTIES. Nether the Seller nor its Predecessors is not a guarantor or otherwise is liable for any Liability or other obligation (including indebtedness) of any other Person with respect to the Acquired Assets.

                  (s) STATE PUC AUTHORIZATIONS AND FCC AUTHORIZATIONS. Exhibit H hereto identifies each of the State PUC Authorizations and the FCC Authorizations which has been issued to the Seller with respect to the Acquired Assets. None of the State PUC Authorizations or the FCC Authorizations has been modified, amended, or otherwise altered, and each remains legal, valid, binding, in full force and effect, and unaffected by the transactions contemplated by this Agreement.

                  (t) EMPLOYEES. Section 3(t) of the Seller Disclosure Schedule sets forth all executive, key employee, and groups of employees, that the Seller is aware have plans to terminate employment with the Seller. Neither the Seller nor its Predecessors is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither the Seller nor its Predecessors has committed any unfair labor practice. The Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller. The Seller and its Predecessors have complied in all material respects to all applicable federal, state and local laws, statutes, rules, ordinances and regulations regarding their respective employees.

                  (u) EMPLOYEE BENEFITS. Except as provided in Section 3(u) of the Seller Disclosure Schedule, the Seller has no Employee Benefit Plan that it maintains, or to which it contributes, or has any obligation to contribute.

                  (v) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. The Seller has complied, and is in compliance, with all Environmental, Health, and Safety Requirements.

                  (w) DISCLOSURE. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

                  (x) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. The Buyer acknowledges that the Seller does not make, and has not made, any representations or warranties relating to the Seller, or the business of the Seller, or otherwise in connection with the transactions contemplated hereby, other than those representations and warranties expressly set forth in this Article 3 and in the Disclosure Schedule.

         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

                  (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

                  (d) SEC FILINGS. The Buyer has filed all required reports, schedules, forms, statement and other documents with the SEC since January 1, 1998 (the "SEC Filings"). As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings , and none of the SEC Filings when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Buyer as presented and included in all SEC Documents filed since January 1, 1999 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated financial statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with generally accepted accounting principles the consolidated financial position of the Buyer (and its subsidiaries) as of the date thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

                  (e) BUYER SHARES. The Buyer Shares will be, when issued, duly issued, authorized and validly existing, free and clear of any Liabilities and other encumbrances and restrictions, except as set forth herein.

                  (f) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (g) DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

                  (b) NOTICES AND CONSENTS. The Seller will give any notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3 above, and shall otherwise comply with any applicable bulk sales laws. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3 and 4 above. Without limiting the generality of the foregoing, each of the Parties will make any further filings that may be necessary, proper, or advisable in connection therewith.

                  (c) OPERATION OF THE ACQUIRED ASSETS. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, with respect to the Acquired Assets.

                  (d) PRESERVATION OF BUSINESS. The Seller will keep the Acquired Assets substantially intact, including its present use and operation thereof, and its relationships with licensors, suppliers, customers, and employees related to the Acquired Assets.

                  (e) FULL ACCESS. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all of the Seller's premises, properties, personnel, books, records (including Tax records), contracts, and documents of, or pertaining to, the Acquired Assets.

                  (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Sections 3 and 4 above. No disclosure by any Party pursuant to this
         Section 5(f), however, shall be deemed to amend or supplement this Agreement or the Exhibits hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                  (g) EXCLUSIVITY. Until ninety days after the Closing Date, as it may be extended pursuant to Section 2(e) above, the Seller will not
         (i) solicit, initiate, or
         encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                  (h) LEGEND. The Buyer and the Seller covenant and agree that sixty percent (60%) of the Buyer Shares will bear the following legend until the Buyer Shares are registered pursuant to Sections 2(c)(iii) and 2(c)(v) hereof and the Registration Rights Agreement (as defined below):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT. THE TRANSFER OF THE SECURITIES IS ALSO RESTRICTED UNDER THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF RMI.NET, INC.

                  (i) REGISTRATION RIGHTS AGREEMENT. The Buyer shall agree, and upon any distribution of the Buyer Shares to the Seller the Seller shall agree, to become a party to and be bound by a Registration Rights Agreement in the form attached hereto as Exhibit I (the "Registration Rights Agreement"), setting forth the terms of ownership of the Buyer Shares; PROVIDED, HOWEVER, that except as provided in Sections 2(c)(iii) and 2(c)(v) hereof the Seller receiving the Buyer Shares shall not be entitled to any demand registration rights.

         6. CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           i. the representations and warranties set forth in
                  Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                           ii. the Seller shall have performed and complied with
                  all of its covenants hereunder in all material respects through the Closing;

                           iii. no action, suit, or proceeding shall be pending
                  before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets, to operate the Acquired Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           iv. the Seller shall have entered into the Assignment
                  and Assumption of Contracts;

                           v. the Seller shall have delivered to the Buyer the
                  Bill of Sale;

                           vi. the Seller and the Buyer shall have received all
                  other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3 and 4 above;

                           vii. the Seller shall have delivered to the Buyer a
                  certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

                           viii. the Buyer shall have received from counsel to
                  the Seller an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                           ix. the Buyer's board of directors shall have
                  approved this Agreement; and

                           x. all actions to be taken by the Seller in
                  connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

                  (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           i. the representations and warranties set forth in
                  Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                           ii. the Buyer shall have performed and complied with
                  all of its covenants hereunder in all material respects through the Closing;

                           iii. no action, suit, or proceeding shall be pending
                  or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
                  (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect), or (C) adversely affect the right of the Seller to own and dispose of the Buyer Shares as contemplated by this Agreement and the other agreements contemplated hereby;

                           iv. the Buyer shall have delivered to the Seller
                  evidence of the instructions to the Buyer's transfer agent to transfer (A) to the Seller, a number of the Buyer Shares equal to eighty percent (80%) of the Purchase Price divided by the Closing Price, and (B) to the Escrow Agent, the Escrow Shares and confirmation by the transfer agent satisfactory to the Seller that the transfer agent has complied or will comply with such instructions;

                           v. the Buyer shall have entered into the Assignment
                  and Assumption of Contracts;

                           vi. the Buyer shall have delivered to the Seller a
                  certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

                           vii. the Seller and the Buyer shall have received all
                  other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3 and 4 above;

                           viii. the Seller shall have received from counsel to
                  the Buyer an opinion in form and substance as set forth in
                  Exhibit I attached hereto, addressed to the Seller, and dated as of the Closing Date;

                           ix. the Seller's board of directors shall have
                  approved this Agreement; and

                           x. all actions to be taken by the Buyer in connection
                  with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

         The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7. TERMINATION.

                  (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement as provided below:

                           i. the Buyer may terminate this Agreement by giving
                  written notice to the Seller at any time prior to the Closing
                  (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach; (B) if the Closing shall not have occurred on or before December 30, 1999 (or such later date, if extended pursuant to Section 2), by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                           ii. the Seller may terminate this Agreement by giving
                  written notice to the Buyer at any time prior to the Closing
                  (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or (B) if the Closing shall not have occurred on or before December 30, 1999 (or such later date, if extended pursuant to Section 2), by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

                  (b) EFFECT OF TERMINATION. Upon termination of this Agreement, all liabilities and obligations of the parties shall terminate except for (i) confidentiality obligations under Section 8(d) below and (ii) any liability of any party hereto for breach pre-termination.

         8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

                  (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. The Seller acknowledges and agrees that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (excluding Tax records, provided that the Seller provides true and correct copies of Tax records for the years 1996, 1997 and 1998), agreements, directly relating to the Acquired Assets; PROVIDED, HOWEVER, that the Buyer shall provide the Seller and its shareholders with reasonable access to such documents, books, records, agreements, and financial data as necessary.

                  (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Acquired Assets, each of the other Parties will reasonably cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Sections 8(h), 8(i), or 8(j) below).

                  (c) TRANSITION. For a period of two (2) years from and after the Closing Date, none of the Seller or the Seller's shareholders will take any action that is designed or intended to have the effect of discouraging any carrier, supplier, lessor, licenser, customer, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. Each of the Seller and the Seller's shareholders will refer all customer inquiries relating to the Acquired Assets to the Buyer from and after the Closing. In addition, each of the Seller and the Seller's shareholders shall recommend the Internet access and web-hosting services of the Buyer to any and all future customers of the Seller who request such a recommendation.

                  (d) CONFIDENTIALITY. Each Party shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the other Party or destroy, at the request and option of the other Party, all tangible embodiments (and all copies) of the Confidential Information which are in his/her or its possession. In the event that either Party or any of that Party's shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, then that Party will notify the other Party promptly of the request or requirement so that such a Party may seek an appropriate protective order or waive compliance with the provisions of this
         Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, a Party or its shareholders are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such a Party or its shareholders (as the case may be) may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that a Party and its shareholders shall use their reasonable best efforts to obtain, at the reasonable request of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the non-disclosing Party shall designate.

                  (e) COVENANT NOT TO COMPETE. For a period of two (2) years from and after the Closing Date, the Seller, the Seller's shareholders and their respective Affiliates, agree not to engage directly or indirectly in any business that offers dial-up internet access, dedicated internet access and web-hosting to third parties in any geographic area in which the Seller conducts that business as of the Closing Date; PROVIDED, HOWEVER, that

                           i. no owner of less than three percent (3%) of the
                  outstanding stock of any publicly traded corporation shall be deemed to be engaged solely by reason thereof in any business activity in contravention hereof; and

                           ii. if the final judgment of a court of competent
                  jurisdiction declares that any term or provision of this
                  Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement or in any agreement, instrument or certificate delivered in connection herewith shall survive the Closing and shall continue in full force and effect for a period of two (2) years thereafter.

                  (g) THIRD PARTY CONSENTS. The Seller and the Buyer shall use their best reasonable efforts to procure, and assist each other in procuring, the consent of any third party whose consent is required in connection with the transactions contemplated by this Agreement.

                  (h) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER

                           i. In the event the Seller breaches any of its
                  representations, warranties, and covenants contained in this Agreement or in any agreement, instrument or certificate delivered in connection herewith, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Buyer makes a written claim for indemnification against the Seller within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); PROVIDED, HOWEVER, that in the event such a breach results in an adjustment to the Purchase Price pursuant to
                  Section 2(d)(ii) above, then the Seller's liability for such a breach under this Section 8(h) shall not include that portion of the Post-Closing Revenue whose loss is determined by the Buyer to be caused by such a breach, provided that the Buyer shall be entitled to be indemnified for any other Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such a breach.

                           ii. The Seller agrees to indemnify the Buyer from and
                  against the entirety of any Adverse Consequences the Buyer and its shareholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability (other than the Assumed Liabilities) or the Seller's operation of the Acquired Assets prior to the Closing.

                           iii. The Seller agrees to indemnify the Buyer from
                  and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller other than the Assumed Liabilities.

                           iv. The Seller agrees to indemnify the Buyer from and
                  against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller for Taxes of the Seller related to the Acquired Assets prior to the Closing Date.

                           v. The Seller agrees to indemnify the Buyer from and
                  against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller in relation to the termination of any of the Seller's employees who are not employed by the Buyer.

                           vi. The Seller shall not have any liability to the
                  Buyer for any Adverse Consequences set forth in this Section 8(h) to the extent that such Adverse Consequences are covered by insurance of the Buyer.

                           vii. Notwithstanding anything contained herein to the
                  contrary, the Seller shall have no liability to the Buyer as a result of any breach of any representation, warranty or covenant, to the extent that the Buyer knew that such representation, warranty or covenant was incorrect prior to the Closing Date, except when such breach is the result of fraud or willful misconduct.

                  (i) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

                           i. In the event the Buyer breaches any of its
                  representations, warranties, and covenants contained in this Agreement or in any agreement, instrument or certificate delivered in connection herewith, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Seller makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                           ii. The Buyer agrees to indemnify the Seller from and
                  against the entirety of any Adverse Consequences the Seller and its shareholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Assumed Liabilities or the Buyer's operation of the Acquired Assets after the Closing or any transfer taxes related to the Acquired Assets as a result of the transactions contemplated by this Agreement.

                           iii. The Buyer shall not have any Liability to the
                  Seller for any Adverse Consequences set forth in this Section 8(i) to the extent that such Adverse Consequences are covered by insurance of the Seller.

                           iv. Notwithstanding anything contained herein to the
                  contrary, the Buyer shall have no liability to the Seller as a result of any breach of any representation, warranty or covenant, to the extent that the Seller knew that such representation, warranty or covenant was incorrect prior to the Closing Date, except where such breach is the result of fraud or willful misconduct.

                  (j) MATTERS INVOLVING THIRD PARTIES.

                           i. If any third party shall notify any Party (the
                  "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           ii. Any Indemnifying Party will have the right to
                  defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           iii. So long as the Indemnifying Party is conducting
                  the defense of the Third Party Claim in accordance with
                  Section 8(i)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (k) LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding the provisions of Section 8(h), through 8(j) above, none of the Parties shall be obligated to indemnify or pay damages to any other Party or Parties, as the case may be, from and against any Adverse Consequences arising from or related to this Agreement to the extent that such Adverse Consequences arising from or related to this Agreement exceed the Purchase Price; PROVIDED, HOWEVER, that the Seller shall have no indemnification obligations under this Section 8 of this Agreement until the aggregate amount of all such claims exceeds Ten Thousand Dollars (US$10,000) (the "Basket"), in which case the
         Seller's indemnification obligations shall only be for the amount of such claims in excess of the Basket; AND PROVIDED FURTHER that any claims brought by a Party against another Party or Parties for fraud or willful misconduct shall not be subject to the foregoing limitations.

         9. ADDITIONAL AGREEMENTS.

                  (a) ESCROW AGREEMENT. As security for the indemnity of the Buyer by the Seller provided for in Section 8 above, the Escrow Shares shall be registered in the name of the Seller, and deposited (with an executed assignment in blank) with Norwest Bank, N.A. as Escrow Agent such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto (the "Escrow Agreement"). In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. All costs and fees of the Escrow Agent for establishing and administering the Escrow Fund shall be borne equally by the Parties. Upon compliance with the terms hereof, the Buyer shall be entitled to obtain indemnity first from the Escrow Fund for all Adverse

         Consequences covered by the indemnity provided for in Section 8 above. If the Escrow Fund is not sufficient to cover any such Adverse Consequences covered by Section 8 above, then the Buyer shall be entitled to seek payment directly from the Seller and, if the Seller cannot or will not cover such Adverse Consequences, then the Buyer shall be entitled to seek payment directly from the Seller's shareholders pro-rata to the ownership of the Seller. The form of the Escrow Agreement is attached hereto as Exhibit J.

                  (b) TAX-FREE REORGANIZATION. The Parties intend that the transaction contemplated by this Agreement constitute a tax-free reorganization pursuant to Section 368(a)(1)(C) of the Code; provided, however, that the Parties acknowledge and agree that neither Party has represented to the other Party or Parties that such transaction will be treated as such by the Internal Revenue Service.

                  (c) LIQUIDATION OF THE SELLER. The Seller Principals agree that, as expeditiously as possible following the Closing Date, they will liquidate the Seller.

         10. MISCELLANEOUS.

                  (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

                  (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Buyer may
         (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, provided that the original counterpart is delivered within five (5) days of such execution.

                  (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO THE SELLER:

         AIS NETWORK CORPORATION
         1171 Tower Road
         Schaumberg, Illinois  60173
         Attention:  Daniel Lundahl

         COPY TO:

         Parker, Poe, Adams & Bersnstein, L.L.P.
         2500 Charlotte Plaza
         201 S.  College St.
         Charlotte, NC 28244
         Attn. Edward W. Wellman or John E. Russ

         IF TO THE BUYER:

         RMI.NET, Inc.
         999 18th Street, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Douglas H. Hanson, Chairman & CEO

         E-Mail:  dhhanson@rmi.net.com

         COPY TO:

         RMI.NET, Inc.
         999 18th Street, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Chris J. Melcher, General Counsel
         E-Mail:  chris.melcher@corp.rmi.net

         Holland & Hart LLP
         215 South State Street, Suite 500
         Salt Lake City, Utah  84111-23117
         Attention:  Mr. David R. Rudd
         E-Mail:  drudd@hollandhart.com

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

                  (i) ARBITRATION. The Parties hereby covenant and agree that, except as otherwise set forth in this Agreement, any suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that the Parties may now have or at any time in the future claim to have based in whole or in part, or arising from or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the Rules of Arbitration and Conciliation of the American Arbitration Association then in effect. If the Parties to the Dispute are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three (3) arbitrators that shall be comprised of one (1) arbitrator designated by each Party to the Dispute and a third arbitrator designated by the two (2) arbitrators selected by the Parties to the Dispute. Unless the Parties to the Dispute agree otherwise, the arbitration proceedings shall take place in Denver, Colorado and the arbitrator(s) shall apply the law of the State of Colorado, USA, to all issues in dispute, in accordance with Section 10(h). The findings of the arbitrator(s) shall be final and binding on the Parties to the Dispute. Judgment on such award may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order of enforcement, as the party seeking to enforce that award may elect. Notwithstanding any applicable rules of arbitration, all arbitral awards shall be in writing and shall set forth in particularity the findings of fact and conclusions of law of the arbitrator or arbitrators. If either Party makes any claim and such claim is not found by the arbitrator(s) to be valid or proven, the claiming Party shall pay the costs of the other Party or its shareholders incurred in connection with such arbitration proceeding (including reasonable attorneys fees).

                  (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) EXPENSES. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (m) REPRESENTATIVE. The individual shareholders set forth on the signature page hereto hereby appoint Daniel Lundahl to act as their representative to receive notices and to act on their behalves with respect to this Agreement and the Exhibits and Schedules hereto.

                  (n) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                  (o) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (p) SPECIFIC PERFORMANCE; INDEMNIFICATION SOLE REMEDY FOR DAMAGES. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(i) above), in addition to any other remedy to which it may be entitled, at law or in equity. Notwithstanding the foregoing, the Buyer's sole remedy for damages after the Closing shall be pursuant to the indemnification provisions in Section 8 above.

                                      * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


RMI.NET, INC.


By: __________________________________________
         Douglas H. Hanson

Title:   Chairman and CEO


AIS NETWORK CORPORATION


By: ___________________________________________

Title: _________________________________________


________________________________________________
Daniel Lundahl


________________________________________________
Jeff Schneider


________________________________________________
Ted Berger


________________________________________________
Trent Olson


________________________________________________
Rick Dwyer

                                    EXHIBIT A

                                 ACQUIRED ASSETS

"Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller relating to the Seller's Internet and web-related businesses, including: (a) all assets listed on the Balance Sheet dated November 30, 1999 and all other assets relating to the Seller's Internet and web-related businesses acquired by the Seller after November 30, 1999, (b) those real property leases, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets) listed in the Disclosure Schedule, (c) tangible personal property (such as machinery, equipment, inventories, and supplies, parts, furniture, and vehicles) listed in Exhibit A-3, as well as any software residing on such personal property, and the licenses and modifications thereto, (d) agreements, contracts, Security Interests, guaranties, other similar arrangements, and rights thereunder, and customer and supplier lists, as listed in Exhibits A-1 and A-2, (d) inventory, as listed in Exhibit A-4, (e) accounts and other receivables, as listed in Exhibit A-5, (f) all books, records, ledgers, files, documents, correspondence relating to the foregoing, and (g) all Intellectual Property related to the foregoing, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringement thereof, and rights to protection of interests therein under the laws of all jurisdictions.







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                                   EXHIBIT B

                                LOCKUP AGREEMENT




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                                    EXHIBIT C

                                  BILL OF SALE







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                                    EXHIBIT D

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS








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                                    EXHIBIT E

                              FINANCIAL STATEMENTS






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                                    EXHIBIT F

                           PUC AND FCC AUTHORIZATIONS



None.







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                                    EXHIBIT G

                          REGISTRATION RIGHTS AGREEMENT








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                                    EXHIBIT H

                          OPINION OF COUNSEL TO SELLER









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                                    EXHIBIT I

                           OPINION OF COUNSEL TO BUYER










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                                    EXHIBIT J

                                ESCROW AGREEMENT













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